UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

West Texas Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-178437	99-0365272
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5729 Lebanon Road, Suite 144

Frisco, Texas  75034

(Address of principal executive offices) (zip code)

(972) 712-1039

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2013, we entered into a loan agreement with our majority shareholder, Gary Bryant, pursuant to which Mr. Bryant loaned us $130,000, the proceeds of which were used to partially finance our payment of our allocable expenses associated with our working interest in the West Cam 225 field, described in Item 2.01 below. The loan bears interest on the unpaid principal amount at the rate of 6% per annum. All principal and interest are payable on December 6, 2013 and are convertible into shares of our common stock, at the option of the holder, at the rate of $0.50 per share. Our obligations under the loan are secured by our working interest in the Port Hudson field. We also entered into an amendment to our loan agreement with Mr. Bryant dated August 14, 2013, in the original principal amount of $417,762, to provide that all principal and interest under that loan agreement are convertible into shares of our common stock, at the option of the holder, at the rate of $0.50 per share.

On September 6, 2013, we entered into a second loan agreement with a third party pursuant to which the lender loaned us $100,000, the proceeds of which were used to partially finance our payment of our allocable expenses associated with our working interest in the West Cam 225 field, described in Item 2.01 below. The loan bears interest on the unpaid principal amount at the rate of 6% per annum. All principal and interest are payable on November 5, 2013. Our obligations under the loan are secured by our working interest in the West Cam 225 field. In connection with the loan, we granted the lender a warrant to purchase 200,000 shares of our common stock, at an exercise price of $0.50 per share, over a two year period expiring on September 5, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 6, 2013, we closed on our acquisition of a 10.0167% working interest (7.2120% net revenue interest) in an offshore oil and gas field, known as West Cam 225, located in the shallow waters of the Gulf of Mexico near Cameron, Louisiana.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 6, 2013, we entered into two loan agreements pursuant to which we borrowed an aggregate of $230,000. The terms of the loans are described in Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST TEXAS RESOURCES, INC.

September 12, 2013	By: /s/ Stephen E. Jones
Stephen E. Jones,
Chief Executive Officer

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